Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 28, 2006, except for Note 1 as to which the date is April 5, 2006, relating to the financial statements of Town Sports International Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
April 6, 2006